EXHIBIT 10.36

Summary of Loan Agreement Signed By and Between the Company and Development Bank on May 27th, 2005 ("Loan Agreement 3"):

     o    Contract number: Shenfa Longgang Dai Zi NO.20050527001.

     o    Loan Principal: RMB 4 million;

     o Loan term: one year starting from the date loan is actually provided to the Company.

     o    Interest rate: fixed rate of 6.138%;

          Penalty interest rate for delayed repayment: 6.138% plus 50% *6.138%;

          Penalty interest rate for embezzlement of loan proceeds: 6.138% * 2;

     o    Purpose of the loan is to provide working capital for the Company;

     o Advanced repayment of loan needs to be approved by Development Bank and Development Bank is entitled to charge one month's interest based on the prepaid loan principal as penalty;

     o If any of the following occurs, Development Bank is entitled to terminate Loan Agreement 3 before its term and withdraw all loans provided and cancel all loans not yet provided under Loan Agreement 3:

          ---  The Company terminates operation or is stopped from operation;

          --- The Company provides untrue documents or hide important financial information about its operation;

          --- The Company intentionally evades bank debts by way of related party transaction or other means;

          --- The Company uses loan proceeds for purposes other than what is agreed without the consent of Development Bank;

          --- Occurrence of other instances which endangers or may endanger the safety of the loan provided by Development Bank under Loan Agreement 3;

     o Breach of contract penalties: suspension of loan unprovided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for Development Bank's expenses incurred due to the Company's breach of contract such as lawyer's fee, travel cost in case of litigation, etc.

     o    Special term:

          If the Company belongs to the group client category, it should report to Development Bank in writing within 10 days from the occurrence of any related party transaction involving more than 10% of the Company's net asset.